Exhibit 99.1

ACTION OF THE

BOARD OF DIRECTORS

OF

VAPIR ENTERPRISES, INC.

WITHOUT A MEETING BY UNANIMOUS WRITTEN CONSENT

May 23, 2017

Pursuant to the By-laws and the Articles of Incorporation of Vapir Enterprises, Inc., a Nevada corporation (the “Corporation”), the following resolutions were adopted by the Corporation’s Board of Directors by unanimous written consent effective this 18th day of May 2017:

Acceptance of Resignation of Hamid Emarlou as President and Chief Executive Officer

WHEREAS:       This Board of Directors has been orally informed that Hamid Emarlou has resigned as President and Chief Executive Officer of this Company effective today’s date but that he will retain his position as a Director of this Company.

WHEREAS:       This Board of Directors and Hamid Emarlou have confirmed that the resignation of Hamid Emarlou as President and Chief Executive Officer has not been caused by any disagreement regarding the Company’s policies, procedures, or disclosures and that his resignation as the Company’s Chief Executive Officer is as a result of personal commitments and considerations only.

RESOLVED:      This Board of Directors hereby accepts the resignation of Hamid Emarlou as the Company’s President and Chief Executive Officer effective immediately.

Appointment of Mitra Sadeghzadeh as President and Chief Executive Officer

WHEREAS:      This Board of Directors has reviewed the qualifications of Mitra Sadeghzadeh and has determined that she possesses the qualifications and background to serve as this Company’s President and Chief Executive Officer.

RESOLVED:      This Board of Directors hereby appoints Mitra Sadeghzadeh to serve as this Company’s President and Chief Executive Officer effective immediately.

Vapir Enterprises, Inc.

Action of the Board of Directors

May 18, 2017

1

Filing of Form 8-K with Commission

RESOLVED:   This Board of Directors hereby authorizes and instructs the Company’s officers to promptly prepare and file Form 8-K with the Securities and Exchange Commission in accordance with the rules adopted by the Commission regarding the timely filing of Form 8-K.

All of the foregoing resolutions were duly adopted with the unanimous written consent of each of the Corporation’s Directors on this 23th day of May 2017.

/s/ Hamid Emarlou	/s/ Robert Duncan	/s/ Masoud Shahibi
Hamid Emarlou	Robert Duncan	Masoud Shahibi

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Vapir Enterprises, Inc.

Action of the Board of Directors

May 18, 2017

2